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                                                                  Exhibit 5.1(a)
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                  Opinion of Orrick, Herrington & Sutcliffe LLP
                   With Respect to Securities Being Registered
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                                                                Exhibit 5.1(a)

              [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]




                                          July 16, 1998



Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Ladies and Gentlemen:

         We have acted as special counsel to Chevy Chase Bank, F.S.B. (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on July 16, 1998 of Post-Effective Amendment No. 1 ("Amendment No. 1") to Registration Statement No. 333-33733 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Asset-Backed Securities (the "Securities"). The Securities are issuable in series (each, a "Series") under either a separate Pooling and Servicing Agreement, Trust Agreement or Indenture (each, an "Agreement") by and among the Registrant, the Servicer named therein and the Trustee named therein. The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the Agreement relating to such Series and sold in the manner described in the Registration Statement and the prospectus and prospectus supplement relating thereto, the Securities of such Series will be legally issued, fully paid, binding obligations of the trust created by each Agreement and the holders of the Securities of such Series will be entitled to the benefits of the related Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without
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Chevy Chase Bank, F.S.B.
July 16, 1998
Page 3


limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein, as supplemented by the prospectus supplement related to a series of Securities. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                    Very truly yours,

                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP